Exhibit 1.1

Camping World Holdings, Inc.

Class A Common Stock

Underwriting Agreement

[•], 2017

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

As representatives of the several Underwriters

named in Schedule I hereto (the “Representatives”),

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Ladies and Gentlemen:

The stockholders named in Schedule II hereto (collectively, the “Selling Stockholders”) of Camping World Holdings, Inc., a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [•] shares (the “Firm Shares”) and, at the election of the Underwriters, up to [•] additional shares (the “Optional Shares”) of Class A Common Stock, par value $0.01 per share (“Stock”) of the Company. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

The Company is the sole managing member of CWGS Enterprises, LLC, a Delaware limited liability company (“CWGS, LLC”). The Company, CWGS, LLC and its subsidiaries are collectively referred to herein as the “CWGS Parties”.

Prior to the execution and delivery of this agreement (the “Agreement”) and in accordance with the amended and restated limited liability company agreement of CWGS, LLC (the “CWGS LLC Agreement”), (i) certain of the Selling Stockholders that will sell [•] Shares (the “Redemption Shares”) that are issuable upon the redemption or exchange of common units of CWGS, LLC (the “common units”) and the related cancellation of shares of Class B common stock of the Company, par value $0.0001 per share, have executed and delivered a Redemption Notice (the “Redemption Notice”) to CWGS, LLC, pursuant to which such Selling Stockholder made an irrevocable election to exchange common units for, at the Company’s election, an equal number of Shares (a “Share Settlement”) or a cash settlement and (ii) in response to each Redemption Notice, the Company has elected to consummate each redemption by means of a Share Settlement. The remaining [•] Shares to be sold by the Selling Stockholders are hereinafter referred to as the “Existing Shares.”

1.                          (a)    The Company and CWGS, LLC, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

(i)                         A registration statement on Form S—1 (File No. 333-[•]) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference in the prospectus contained therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any reference herein to any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the Act, as of the date of such prospectus; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii)                      No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by (a) an Underwriter through the Representatives expressly for use therein or (b) a Selling Stockholder expressly for use therein, it being understood and agreed that the only information furnished by such Selling Stockholder pursuant to Items 7 and 11(m) of Form S-1 consists of the name of such Selling Stockholder and the address and other information with respect to such Selling Stockholder that appears under the caption “Principal and Selling Stockholders” in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Free Writing Prospectus and any amendment or supplement thereto (such information, the “Selling Stockholder Information”);

(iii)                   For the purposes of this Agreement, the “Applicable Time” is [•] [p.m.] (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by (a) an Underwriter through the Representatives expressly for use therein or (b) a Selling Stockholder expressly for use therein that constitutes Selling Stockholder Information;

(iv)                  The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by (a) an Underwriter through the Representatives expressly for use therein or (b) a Selling Stockholder expressly for use therein that constitutes Selling Stockholder Information; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto.

(v)                     The Registration Statement conforms at the time it was declared effective, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus on the date when such prospectus, amendment or supplement is first filed will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by (a) an Underwriter through the Representatives expressly for use therein or (b) a Selling Stockholder expressly for use therein that constitutes Selling Stockholder Information;

(vi)                  None of the CWGS Parties has sustained since the date of the latest audited financial statements incorporated by reference in the Pricing Prospectus any material loss or interference with the business of the CWGS Parties, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the CWGS Parties or any material adverse change, or any development involving a prospective material adverse change, in the general affairs, management, financial position, stockholders’ equity or results of operations of the CWGS Parties, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus (any such change or event, a “Material Adverse Effect”);

(vii)               The CWGS Parties have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Disclosure Package or such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the CWGS Parties are held by them under valid, subsisting and enforceable leases except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(viii)            The CWGS Parties own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as set forth in the Registration Statement and Pricing Prospectus and as proposed to be conducted, except where the failure to own or possess such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in the Registration Statement and the Pricing Prospectus, the CWGS Parties have not received any written notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ix)                  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing in any such jurisdiction would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(x)                     Each of CWGS, LLC and its Significant Subsidiaries (as defined in Rule 1-02(x) of Regulation S-X under the Act) has been duly formed or incorporated, as applicable, and is validly existing in good standing under the laws of its jurisdiction of formation or incorporation, as applicable;

(xi)                  The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus and all of the issued and outstanding shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders, have been duly and validly authorized, have been or will be, duly and validly issued, fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued equity interests of CWGS, LLC and each of its subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable and, except as described in the Pricing Disclosure Package, all of the issued equity interests of each subsidiary of CWGS, LLC (except for directors’ qualifying shares) are owned directly or indirectly by CWGS, LLC, free and clear of all liens, encumbrances, equities or claims;

(xii)               The consummation of the transactions described in the Pricing Prospectus and the Prospectus and the compliance by the Company and CWGS, LLC with this Agreement and the consummation of the transactions herein contemplated (A) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the CWGS Parties is a party or by which any of the CWGS Parties is bound or to which any of the property or assets of the CWGS Parties is subject, (B) will not result in any violation of the Certificate of Incorporation or By-laws of the Company or the Certificate of Formation or Limited Liability Company Agreement of any of the CWGS Parties or (C) will not result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the CWGS Parties or any of their properties, except in the case of clauses (A) and (C) above for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the Share Settlement or the consummation by the CWGS Parties of the transactions contemplated by this Agreement, except for the registration under the Act of the Shares, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as (i) may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or (ii) will have been obtained or made on or prior to the closing of the offering;

(xiii)            The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Material U.S. Federal Income Tax Consideration for Non-U.S. Holders of Class A Common Stock” and under the caption “Certain Relationships and Related Party Transactions”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xiv)           None of the CWGS Parties is (i) in violation of its Certificate of Incorporation or Certificate of Formation, as applicable, or By-laws, Limited Liability Company Agreement or Operating Agreement, as applicable, or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except in the case of clause (ii) above for such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xv)              Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which any of the CWGS Parties is a party or of which any property of any of the CWGS Parties is the subject which, if determined adversely to any of the CWGS Parties, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company or CWGS, LLC, no such proceedings are threatened by governmental authorities or threatened by others;

(xvi)           The Company is not an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xvii)        Ernst & Young LLP, who have certified certain financial statements of the Company, CWGS, LLC and their respective subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xviii)     The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that has been designed to comply with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company is not aware of any material weaknesses in its internal control over financial reporting;

(xix)           Since the date of the latest audited financial statements incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting;

(xx)              The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that will comply with the requirements of the Exchange Act within the time period required and such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xxi)           This Agreement has been duly authorized, executed and delivered by the Company and CWGS, LLC;

(xxii)        The CWGS Parties possess all licenses, certificates, permits and other authorizations (collectively, “Governmental Licenses”) issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the CWGS Parties has received written notice of any revocation or modification of any such Governmental Licenses or has any reason to believe that any such Governmental Licenses will not be renewed in the ordinary course, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxiii)     Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no labor disturbance by or dispute with employees of any of the CWGS Parties exists or, to the knowledge of the Company or CWGS, LLC, is threatened;

(xxiv)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, the CWGS Parties have filed all federal, state, local and foreign tax returns required to be filed by them through the date hereof and have paid all federal, state, local and foreign taxes required to be paid by them through the date hereof, in each case, other than with respect to those taxes being contested in good faith by appropriate proceedings and for which adequate accruals have been established in accordance with generally accepted accounting principles;

(xxv)       Except as would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, has complied with the funding requirements of Section 412 of the Code or Section 302 of ERISA; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year;

(xxvi)    (i) The CWGS Parties (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, legally-binding orders and principles of common law relating to pollution or the protection of the environment, natural resources or human health or safety (as related to occupational exposure to hazardous substances), including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), except for noncompliance that could not reasonably be expected to result in liability to the CWGS Parties, taken as a whole, (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, except for noncompliance that could not reasonably be expected to result in liability to the CWGS Parties, taken as a whole, (c) have not received notice of any actual or potential liability of the CWGS Parties under or relating to, or actual or potential violation by the CWGS Parties of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in issuance of any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the CWGS Parties, except in the case of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) there are no proceedings that are pending, or that are known by the Company or CWGS, LLC to be contemplated, against any of the CWGS Parties under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (b) the Company and CWGS, LLC are not aware of any existing facts or circumstances regarding CWGS’s compliance with Environmental Laws, or its liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (c) none of the CWGS Parties anticipates capital expenditures relating to compliance with any Environmental Laws that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, or mixture, in any form or amount, including petroleum and petroleum by-products, asbestos and asbestos containing materials, that is regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating in, into or through the environment, or in, into, from or through any building or structure;

(xxvii) None of the CWGS Parties nor, to the knowledge of the Company or CWGS, LLC, any director, officer, agent, employee, controlled affiliate or other person acting on behalf of the CWGS Parties has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(xxviii)                      The operations of the CWGS Parties are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the CWGS Parties (collectively, the “Money Laundering Laws”), except for noncompliance that could not reasonably be expected to result in a material liability to the CWGS Parties, taken as a whole, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the CWGS Parties with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or CWGS, LLC, threatened;

(xxix)    None of the CWGS Parties or, to the knowledge of the Company or CWGS, LLC, any director, officer, agent, employee or controlled affiliate of the CWGS Parties is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or other relevant sanctions authority (collectively, “Sanctions”);

(xxx)       Any third party statistical and market-related data included in the Registration Statement, a Pricing Prospectus or the Pricing Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate;

(xxxi)    Subject to the credit agreements governing the Senior Secured Credit Facilities and the Floor Plan Facility (each as defined in the Registration Statement) and except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no Significant Subsidiary (as defined in Rule 1-02(x) of Regulation S-X under the Act) of the Company or CWGS, LLC is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company or CWGS, LLC, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company or CWGS, LLC, any loans or advances to such subsidiary from the Company or CWGS, LLC, or from transferring any of such subsidiary’s properties or assets to the Company or CWGS, LLC or any other subsidiary of the Company or CWGS, LLC;

(xxxii)                         None of the CWGS Parties is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of the CWGS Parties or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;

(xxxiii)                      Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right to require the Company to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission, the issuance under the Share Settlement or the sale of the Firm Shares and the Optional Shares to be sold by the Selling Stockholders hereunder;

(xxxiv)                     The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares;

(xxxv)                        There is and has been no failure on the part of the Company or, to the knowledge of the Company or CWGS, LLC, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including

Section 402 related to loans, to the extent compliance is required as of the date of the Agreement;

(xxxvi)                     None of the CWGS Parties has any debt securities or preferred stock that is rated by any “nationally recognized statistical rating agency” (as that term is defined by the Commission for the purposes of Section 3(a)(62) under the Exchange Act); and

(xxxvii)                  At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act.

(b)                     Each of the Selling Stockholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i)                         All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii)                      The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (B) result in any violation of (1) the Certificate of Formation or Limited Liability Company Agreement or Operating Agreement, as applicable, of such Selling Stockholder or (2) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any property or assets, except, in the case of clauses (A) and (B)(2) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated herein; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement in connection with the Shares to be sold by such Selling Stockholder hereunder, except the registration under the Act of the Shares, the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(iii)                   Each Selling Stockholder (A) selling Redemption Shares has good and valid title to the common units, and immediately prior to each Time of Delivery (as defined in Section 4(a) hereof), will have, good and valid title to the Redemption Shares to be sold by such Selling Stockholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims or (b) selling Existing Shares has, and immediately prior to each Time of Delivery (as defined in Section 4(a) hereof) such Selling Stockholder will have, good and valid title to the Existing Shares to be sold by such Selling Stockholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv)                  On or prior to the date of the Pricing Prospectus, such Selling Stockholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex III hereto;

(v)                     To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder pursuant to Items 7 and 11(m) of Form S-1 expressly for use therein that constitutes Selling Stockholder Information, such Registration Statement and Preliminary Prospectus did not, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, it being understood and agreed that the only information furnished by such Selling Stockholder consists of the Selling Stockholder Information;

(vi)                  None of the Selling Stockholders will directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; and

(vii) Each Selling Stockholder represents and warrants that it is not (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code, or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

2.                          Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $[•], the number of Firm Shares (to be adjusted so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders, as and to the extent indicated in Schedule II hereto, agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to [•] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by all the Selling Stockholders as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company and the Selling Stockholders, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4(a) hereof) or, unless the Representatives and the Selling Stockholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.                          Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.                          (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Selling Stockholders to the Representatives at least forty-eight hours in advance.  The Company and the Selling Stockholders will cause the certificates representing the Shares, if any, to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on [•], 2017 or such other time and date as the Representatives, the Company and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company and the Selling Stockholders may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)                     The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 9(k) hereof will be delivered at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the Closing Location at 5:30 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.                          The Company agrees with each of the Underwriters:

(a)                     To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)                     Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to use its commercially reasonable efforts to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any such jurisdiction in which it was not otherwise subject to taxation;

(c)                      Prior to 10:00 a.m., New York City time, on the second New York Business Day following the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the

Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)                     To make generally available to its securityholders as soon as practicable (which may be satisfied by filing its Annual Report on Form 10-K with the Commission’s EDGAR system), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)                      (i) During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (A) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or any Shares sold pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of Goldman Sachs & Co. LLC; provided, however, that the restrictions in the foregoing sentence shall not apply to (a) the Shares to be sold hereunder; (b) Shares or any securities (including without limitation options, restricted stock or restricted stock units) convertible into, or exercisable for, shares of Stock pursuant to any employee stock option plan, incentive plan, stock plan, dividend reinvestment plan or otherwise in equity compensation arrangements in place as of the Applicable Time and as described in the Pricing Disclosure Package; (c) the grant of awards pursuant to employee stock option plan or arrangements in place as of the Applicable Time and as described in the Pricing Disclosure Package; (d) the filing of a registration statement on Form S-8 in connection with the registration of Shares issuable under any employee performance incentive plan adopted and approved by the Company’s board of directors; (e) shares of Stock issued in exchange for common units of CWGS, LLC pursuant to the terms CWGS LLC Agreement and (f) the issuance of up to 10% of the outstanding shares of Stock (determined after giving effect to the assumed exchange of all common units of CWGS, LLC then outstanding for newly issued shares of Stock on a one-for-one basis) in connection with the acquisition of the assets of, or a majority or controlling portion of the equity of, or a joint venture with another entity in connection with its acquisition by the Company or any of its subsidiaries of such entity; provided that each recipient of any shares of Stock pledged, issued or sold pursuant to clause (e) above executes and delivers to the Representatives prior to such issuance or sale (as the case may be) an agreement having substantially the same terms as the lock-up letters described in Section 9(j) of this Agreement;

(ii) If Goldman Sachs & Co. LLC, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 9(j) hereof, in each case for an officer or director of the Company, and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex II hereto through a major news service at least two business days before the effective date of the release or waiver;

(f)                       For so long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that, no reports, documents or other information need to be furnished pursuant to this Section 5(f) to the extent they are available on EDGAR;

(g)                      During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided, however, that any report, communication or financial statement that is furnished or filed by the Company and publicly available on the Commission’s EDGAR system shall be deemed to have been furnished to you at the same timed furnished or filed with the Commission;

(h)                     To use its best efforts to maintain the listing of the Firm Shares and the Optional Shares on the Exchange;

(i)                         To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(j)                        If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a); and

(k)                     Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6.                          Each of the Selling Stockholders agrees with each of the Underwriters:

(a)                                 Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

(b)                                 In order to document the Underwriters’ compliance with the information reporting and backup withholding provisions of the Internal Revenue Code of 1986 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 or applicable From W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

7.                          (a)                     The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;

(b)                     The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c)                      The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by (i) an Underwriter through the Representatives expressly for use therein or (ii) a selling Stockholder expressly for use therein that constitutes Selling Stockholder Information.

8.                          The Company and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; provided, that the reasonable fees of counsel for the Underwriters relating to subclauses (iii) and (v) of this Section 8 shall not exceed $15,000 in the aggregate; (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; (viii) the fees, disbursements and expenses of one counsel of each Selling Stockholder and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 8; and (b) each Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section 8, including (i) any fees and expenses of counsel for such Selling Stockholder (to the extent not paid by the Company) and (ii) all expenses and transfer taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder.  In connection with the preceding sentence, the Representatives agree to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse the Representatives for any portion of such tax payment not rebated.  It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section 8, and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make and that the Underwriters shall be responsible for 50% of the cost of any chartered plane, jet, private aircraft, other aircraft or other transportation chartered in connection with any “road show” presentation to investors undertaken in connection with the offering.

The provisions of this Section 8 shall not affect or modify any agreement (including, without limitation, any registration rights agreement) that the Company and certain of the Selling Stockholders may have made, or may make, for the allocation of payment of expenses or costs.

9.                          The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                     The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)                     Weil, Gotshal & Manges LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, with respect to such matters as the Representatives may reasonably request;

(c)                      Latham & Watkins LLP, counsel for the Company, shall have furnished to the Representatives their written opinions (a form of such opinions is attached as Annex I(a) hereto), dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(d)                     The counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, shall have furnished to you its written opinion with respect to the Selling Stockholders for whom it is acting as counsel (such forms of opinions are attached as Annex I(b) and Annex I(c) hereto), dated the First Time of Delivery, in form and substance satisfactory to you;

(e)                      On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(f)                       On the date of this Agreement and on the date of the closing of the offering, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, substantially in the form attached hereto as Annex I(d).

(g)                      (i) None of the CWGS Parties shall have sustained since the date of the latest audited financial statements incorporated by reference in the Pricing Prospectus any loss or interference with the business of the CWGS Parties, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or in the long-term debt of the CWGS Parties, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the CWGS Parties, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(h)                     On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or the NASDAQ National Market System; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i)    The Shares to be sold at such Time of Delivery shall have been duly listed on the Exchange;

(j)    The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each stockholder of the Company listed on Schedule IV hereto, substantially to the effect set forth in Annex III hereto in form and substance satisfactory to you;

(k)   The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the second New York Business Day following the date of this Agreement; and

(l)    The Company and each of the Selling Stockholders shall have each furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company, CWGS, LLC and each of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company, CWGS, LLC and such Selling Stockholder, respectively, herein at and as of such Time of Delivery, as to the performance by the Company, CWGS, LLC and such Selling Stockholder of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company and CWGS, LLC shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a), (f) and (g) of this Section 9, as applicable.

10.      (a)  The Company and CWGS, LLC, jointly and severally, will indemnify and hold harmless each Underwriter and its affiliates against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and CWGS, LLC shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by (i) any Underwriter through the Representatives expressly for use therein or (ii) a selling Stockholder expressly for use therein that constitutes Selling Stockholder Information.

(b)       Each of the Selling Stockholders, severally and not jointly, in proportion to the number of Shares to be sold by such Selling Stockholder hereunder, will indemnify and hold harmless each Underwriter and its affiliates against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder that constitutes Selling Stockholder Information; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; provided, further, that any liability under this paragraph (b) of each Selling Stockholder shall in no event exceed an amount equal to the net proceeds (after deducting underwriting compensation but before deducting other expenses) received by the Selling Stockholder from the Shares sold by the Selling Stockholder pursuant to this Agreement.

(c)       Each Underwriter will indemnify and hold harmless each of the Company, CWGS, LLC and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company, CWGS, LLC or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse each of the Company, CWGS, LLC and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company, CWGS, LLC or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d)       Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 10 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)       If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, CWGS, LLC and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, CWGS, LLC and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company, CWGS, LLC and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, CWGS, LLC or to Selling Stockholder Information supplied by a Selling Stockholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, CWGS, LLC, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the net proceeds (after deducting underwriting compensation but before deducting other expenses) received by the Selling Stockholder from the Shares sold by such Selling Stockholder pursuant to this Agreement exceeds any damages which such Selling Stockholder has otherwise been required to pay by reason of untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)        The obligations of each of the Company, CWGS, LLC and the Selling Stockholders under this Section 10 shall be in addition to any liability which each of the Company, CWGS, LLC and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

11.      (a)       If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, the Representatives notify the Company and the Selling Stockholders that they have so arranged for the purchase of such Shares, or the Company or a Selling Stockholder notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives, the Company or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 11 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)       If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)       If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12.      The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any affiliate, officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

13.      If this Agreement shall be terminated pursuant to Section 11 hereof, neither the Company, CWGS, LLC nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 8 and 10 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, the Company and CWGS, LLC, jointly and severally, will reimburse the Underwriters through you for all reasonable and documented out-of-pocket expenses approved in writing by you, including reasonable and documented fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company, CWGS, LLC and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 8 and 10 hereof.

14.      In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC on behalf of you as the representatives.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department and to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, Fax: (212) 622-8530; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule IV hereto; if to the Company or CWGS, LLC shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Chief Financial Officer and Secretary; if to a Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to such Selling Stockholder at its address set forth in Schedule II hereto; and if to any stockholder that has delivered a lock-up letter described in Section 9(j) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such stockholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 10(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request; provided further that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as you at Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Control Room and to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15.      This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, CWGS, LLC and the Selling Stockholders, and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of each of the Company and CWGS, LLC and each person who controls the Company, CWGS, LLC, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.      Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17.      Each of the Company, CWGS, LLC and the Selling Stockholders acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, CWGS, LLC and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, CWGS, LLC or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company, CWGS, LLC or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, CWGS, LLC or any Selling Stockholder on other matters) or any other obligation to the Company, CWGS, LLC or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company, CWGS, LLC and each Selling Stockholder have consulted their own legal and financial advisors to the extent it deemed appropriate.  Each of the Company, CWGS, LLC and the Selling Stockholders agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, CWGS, LLC or any Selling Stockholder, in connection with such transaction or the process leading thereto.

18.      This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, CWGS, LLC, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

19.      This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20.      The Company, CWGS, LLC, each of the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.      This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22.      Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company, CWGS, LLC and each of the Selling Stockholders.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, CWGS, LLC and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature Pages Follow]

Very truly yours,

Camping World Holdings, Inc.

By:
Name:
Title:

CWGS Enterprises, LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

CVRV Acquisition LLC

By:
Name:
Title:

CVRV Acquisition II LLC

By:
Name:
Title:

Crestview Advisors, L.L.C.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

CWGS Holding, LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

By:
Name:
Title:

J.P. Morgan Securities LLC

By:
Name:
Title:

For themselves and as Representatives on behalf of each of the Underwriters named in Schedule I to this Agreement

[Signature Page to Underwriting Agreement]

SCHEDULE I

Number of
Optional
Shares to be
	Total Number of	Purchased if
	Firm Shares	Maximum Option
Underwriter	to be Purchased	Exercised
Goldman Sachs & Co. LLC	[•]	[•]
J.P. Morgan Securities LLC	[•]	[•]
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[•]	[•]
Credit Suisse Securities (USA) LLC	[•]	[•]
Robert W. Baird & Co. Incorporated	[•]	[•]
BMO Capital Markets Corp.	[•]	[•]
KeyBanc Capital Markets Inc.	[•]	[•]
Stephens Inc.	[•]	[•]
Wells Fargo Securities, LLC	[•]	[•]

Total	[•]	[•]

SCHEDULE II

Number of Optional
Shares to be
	Total Number of	Sold if
	Firm Shares	Maximum Option
	to be Sold	Exercised
CVRV Acquisition LLC(a)	[•]	[•]
CVRV Acquisition II LLC(b)	[•]	[•]
Crestview Advisors, L.L.C.(c)	[•]	[•]
CWGS Holding, LLC(d)	[•]	[•]
Total	[•]	[•]

(a)         This Selling Stockholder is represented by Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019.

(b)         This Selling Stockholder is represented by Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019.

(c)          This Selling Stockholder is represented by Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019

(d)         This Selling Stockholder is represented by Latham & Watkins LLP, 885 Third Avenue New York, New York 10022.

SCHEDULE III

(a)       Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

None.

(b)       Additional documents incorporated by reference

None.

(c)       Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The public offering price per share for the Shares is $[•].

The number of Firm Shares purchased by the Underwriters from the Selling Stockholders is [•]. The number of Optional Shares that the Underwriters may purchase from the Selling Stockholders is [•].

SCHEDULE IV

Parties to Lock-Up Agreements

Name of Stockholder

1.    Marcus A. Lemonis

2.    Thomas F. Wolfe

3.    Brent L. Moody

4.    Roger L. Nuttall

5.    Mark J. Boggess

6.    Stephen Adams

7.    Andris A. Baltins

8.    Brian P. Cassidy

9.    Mary J. George

10   Daniel G. Kilpatrick

11.  Jeffrey A. Marcus

12.  K. Dillon Schickli

13.  Howard Kosick

14.  CWGS Holding, LLC

15.  CVRV Acquisition LLC

16.  CVRV Acquisition II LLC

17.  Crestview Advisors, L.L.C.

18.  ML RV Group, LLC

ANNEX I(a)

[FORM OF OPINION OF COUNSEL FOR THE COMPANY]

ANNEX I(b)

[FORM OF OPINION OF COUNSEL FOR THE CRESTVIEW SELLING STOCKHOLDERS]

ANNEX I(c)

[FORM OF OPINION OF COUNSEL FOR CWGS HOLDING, LLC]

ANNEX I(d)

[FORM OF CFO CERTIFICATE FOR CAMPING WORLD HOLDINGS, INC.]

ANNEX II

[FORM OF PRESS RELEASE]

[Company]

[Date]

(“[Company]”) announced today that Goldman Sachs & Co. LLC, the lead book-running manager in the recent public sale of         shares of the Company’s Class A common stock, is [waiving] [releasing] a lock-up restriction with respect to         shares of the Company’s Class A common stock held by [certain officers or directors] [an officer or director] of the Company.   The [waiver] [release] will take effect on        , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX III

[FORM OF LOCK-UP AGREEMENT]

Camping World Holdings, Inc.

Lock-Up Agreement

[•], 2017

Goldman Sachs & Co. LLC

J.P. Morgan Securities

As representatives of the several Underwriters

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY  10282-2198

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Re:  Camping World Holdings, Inc.- Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Camping World Holdings, Inc., a Delaware corporation (the “Company”), CWGS Enterprises, LLC, a Delaware limited liability company (“CWGS LLC”), and the Selling Stockholders named in Schedule II to such agreement (collectively, the “Selling Stockholders”), providing for a public offering of Class A Common Stock, par value $0.01 per share (the “Stock”) of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Stockholder Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or publicly disclose the intention to make any offer, sale, pledge or disposition, of any shares of Stock of the Company, or any options or warrants to purchase any shares of Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Stock of the Company, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect

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to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

The Stockholder Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 60 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement.

If the undersigned is an officer or director of the Company, (1) the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering, (2) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Stock, the Representatives will notify the Company of the impending release or waiver, and (3) the Company has agreed in Section 5(e)(ii) of the Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by Goldman Sachs & Co. LLC hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares:

(i)                  to the Underwriters in connection with the offering contemplated by the Underwriting Agreement;

(ii)               to the Underwriters pursuant to the Underwriting Agreement or to the Company or any of its subsidiaries in connection with the purchase of common units of CWGS LLC from the undersigned, by the Company or any of its subsidiaries;

(iii)            pursuant to any exchange of common units of CWGS, LLC for a corresponding number of Shares, in accordance with the amended and restated CWGS LLC Agreement (as defined in the Registration Statement), including in connection with the offering contemplated by the Registration Statement;

(iv)           as a result of the redemption by the Company, CWGS, LLC or their affiliates of Shares held by or on behalf of an employee in connection with the termination of such employee’s employment;

(v)              as part of the repurchase of Shares by the Company, not at the option of the undersigned, pursuant to an employee benefit plan described in the preliminary

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prospectus included in the Registration Statement at the time of its effectiveness or pursuant to the agreements pursuant to which such Shares were issued; provided that if the undersigned is required to file a report under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that the undersigned shall include a statement in such report the reason of such transfer and that such transfer of Shares was solely to the Company;

(vi)           acquired by the undersigned (a) in the open market after the completion of the public offering or (b) from the Underwriters in the public offering;

(vii)        as a bona fide gift or gifts; provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein;

(viii)     to any beneficiary of the undersigned pursuant to a will, other testamentary document or intestate succession to the legal representatives, heirs, beneficiary or immediate family member of the undersigned, provided that the donee or donees, beneficiary or beneficiaries, heir or heirs or legal representatives thereof agree to be bound in writing by the restrictions set forth herein;

(ix)           to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or the partnership or limited liability company or other entity agrees to be bound in writing by the restrictions set forth herein, and provided, further that any such transfer shall not involve a disposition for value;

(x)              to any immediate family member or other dependent; provided, that the transferee agrees to be bound in writing by the restrictions set forth herein; and provided, further, that any such transfer shall not involve a disposition for value;

(xi)           to the undersigned’s affiliates, subsidiaries, partners, members, shareholders or to any investment fund or other entity controlled or managed by the undersigned; provided, that the transferee agrees to be bound in writing by the restrictions set forth herein; and provided, further, that any such transfer shall not involve a disposition for value;

(xii)        to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (viii) through (xi) above; provided, that the transferee agrees to be bound in writing by the restrictions set forth herein;

(xiii)     pursuant to an order of a court or regulatory agency or to comply with any regulations related to the Undersigned’s ownership of Shares; provided, that in the case of any transfer or distribution pursuant this clause, any filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Stock, shall state that such transfer is pursuant to an order of a court or regulatory agency or to comply with any regulations related to the ownership of the Shares unless such a statement would be prohibited by any applicable law, regulation or order of a court or regulatory authority unless such a statement would be prohibited by any applicable law, regulation or order of a court or regulatory agency;

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(xiv)    to the Company or its affiliates upon death, disability or termination of employment, in each case, of the undersigned;

(xv)       to the Company or its affiliates (A) deemed to occur upon the cashless exercise of options or (B) for the primary purpose of paying the exercise price of such options or for paying taxes (including estimated taxes) due as a result of the exercise of such options or as a result of the vesting of Stock under restricted stock units or restricted stock awards, in each case pursuant to employee benefit plans disclosed in the Registration Statement; provided, that in the case of any transfer or distribution pursuant this clause, except as a result of the vesting of Stock under restricted stock units or restricted stock awards, no filing under Section 16(a) of the Exchange Act (other than a filing on Form 5), reporting a reduction in beneficial ownership of shares of Stock, shall be required or shall be voluntarily made during the Stockholder Lock-Up Period; [or]

(xvi)    with the prior written consent of Goldman Sachs & Co. LLC on behalf of the Underwriters; [or]

(xvii) [following the first 45 days of the Stockholder Lock-Up Period, in an amount not to exceed an aggregate of 75,000 shares of Stock;] (1)

provided, that in connection with any transfer pursuant to clauses (iii) or (vi)-(xii) above, the undersigned shall not be required to report a reduction in the undersigned’s beneficial ownership in connection with such transfer with the SEC in accordance with Section 16 of the Exchange Act (other than on Form 5 if such Form 5 is filed after the expiration of the Stockholder Lock-Up Period and other than with respect to transfers by will or intestate succession).

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i) through (xvi) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, the undersigned shall be permitted to make transfers, sales, tenders or other dispositions of the Undersigned’s Shares to a bona fide third party pursuant to a tender or exchange offer for securities of the Company or CWGS, LLC or other transaction, including, without limitation, a merger, consolidation or other business combination, involving a change of control of the Company that, in each case, has been approved by the Company’s board of directors (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of the

(1) To be included in the lockup agreement for CWGS Holding, LLC only.

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Undersigned’s Shares in connection with any such transaction, or vote any of the Undersigned’s Shares in favor of any such transaction), provided that all of the Undersigned’s Shares subject to this Lock-Up Agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this Lock-Up Agreement; and provided, further, that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any of the Undersigned’s Shares subject to this Lock-Up Agreement shall remain subject to the restrictions herein.

The restrictions described in this Lock-Up Agreement shall not apply to (a) any transactions effectuated pursuant to a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) or (b) the establishment of a 10b5-1 Plan; provided that (i) in the case of clause (a), no transfers occur under such plan from the date hereof through the forty-fifth (45) day after the Public Offering Date and no public announcement or filing shall be required or voluntarily made by any person in connection therewith until after the expiration of the such period (other than a filing on a Form 5 made after the expiration of the forty-fifth (45) day period referred to above) and (ii) in the case of clause (b), no transfers occur under such plan during such Stockholder Lock-Up Period and no public announcement or filing shall be required or voluntarily made by any person in connection therewith until after the expiration of the Stockholder Lock-Up Period.

This Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder upon the earlier of (i) the date the Registration Statement filed with the SEC with respect to the offering is withdrawn, (ii) the date on which for any reason the Underwriting Agreement is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Shares to be sold thereunder (other than pursuant to the Underwriters’ option to purchase additional shares) or (iii) December 31, 2017, if the offering is not completed by such date.

The undersigned understands that the Company, CWGS, LLC, the Selling Stockholders and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

[Signature Page Follows]

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Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

[Signature Page to Lock-Up Agreement]